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                         LOAN AGREEMENT PROVIDING FOR A
                                 US$218,000,000
                           SECURED TERM LOAN FACILITY

                             TO BE MADE AVAILABLE TO
                                 OMI CORPORATION

                                       BY
                      CHRISTIANIA BANK OG KREDITKASSE ASA,
                       acting through its New York branch,
                      as Arranger and Administrative Agent,

                              DEN NORSKE BANK ASA,
                       acting through its New York branch,
                       as Arranger and Syndication Agent,

                           MEESPIERSON CAPITAL CORP.,
                         as Arranger and Security Agent,

                    and the Banks and Financial Institutions
                      identified on Schedule 1, as Lenders

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                             as of February 4, 2000
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                                    CONTENTS

                                                                           PAGE
                                                                           ----

1.       DEFINITIONS..........................................................1

   1.1   Specific Definitions.................................................1

   1.2   Computation of Time Periods; Other Definitional Provisions..........16

   1.3   Accounting Terms....................................................16

   1.4   Certain Matters Regarding Materiality...............................16

   1.5   Forms of Documents..................................................16

2.       REPRESENTATIONS AND WARRANTIES......................................16

   2.1   Representations and Warranties......................................16

         (a)   Due Organization and Power....................................17
         (b)   Authorization and Consents....................................17
         (c)   Binding Obligations...........................................17
         (d)   No Violation..................................................17
         (e)   Litigation....................................................17
         (f)   No Default....................................................17
         (g)   Vessels.......................................................17
         (h)   Insurance.....................................................18
         (i)   Financial Information.........................................18
         (j)   Tax Returns...................................................18
         (k)   ERISA.........................................................18
         (l)   Chief Executive Office........................................18
         (m)   Foreign Trade Control Regulations.............................19
         (n)   Equity Ownership..............................................19
         (o)   Environmental Matters and Claims..............................19
         (p)   Compliance with ISM Code......................................20
         (q)   Threatened Withdrawal of DOC or SMC...........................20
         (r)   Liens.........................................................20
         (s)   Indebtedness..................................................20
         (t)   Survival......................................................20

3.       THE LOAN............................................................20

   3.1   (a) Purpose.........................................................20

         (b)   Making of the Loan............................................20

   3.2   Drawdown Notice.....................................................20

   3.3   Effect of Drawdown Notice...........................................20

4.       CONDITIONS..........................................................21

   4.1   Conditions Precedent to Drawdown of the Loan........................21


                                       i
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         (a) Corporate Authority.............................................21
         (b) The Vessels.....................................................22
         (c) The Note .......................................................22
         (d) Guarantor Documents.............................................22
         (e) Pledge Agreement................................................23
         (f) Intercreditor Agreement.........................................23
         (g) Vessel Appraisals...............................................23
         (h) Guarantor Solvency..............................................23
         (i) Environmental Claims............................................23
         (j) Fees............................................................23
         (k) Accounts........................................................23
         (l) Vessel Liens....................................................23
         (m) Ship Mortgage Indemnity.........................................23
         (n) Facility B......................................................23
         (o) Charters; Pooling Agreements....................................23
         (p) Legal Opinions..................................................23

   4.2   Further Conditions Precedent........................................24

   4.3   Breakfunding Costs..................................................24

   4.4   Satisfaction after Drawdown.........................................24

   4.5   Cancellation of Standby Letter of Credit............................24

5.       REPAYMENT AND PREPAYMENT............................................24

   5.1   Repayment...........................................................24

   5.2   Voluntary Prepayment; no re-borrowing...............................25

   5.4   Mandatory Prepayment; Sale or Loss of Vessel........................25

         (a)   Required Percentage Not Satisfied.............................25
         (b)   Asset Ratio Preserved.........................................25
         (c)   Loan-to-Value Reduction.  if the Ship Mortgage Indemnity
               has been obtained and.........................................25
         (d)   As Excess Cash................................................25

   5.5   Interest and Costs with Prepayments/Application of Prepayments......26

6.       INTEREST AND RATE...................................................26

   6.1   Applicable Rate.....................................................26

   6.2   Default Rate........................................................26

   6.3   Interest Periods....................................................26

   6.4   Interest Payments...................................................26

7.       PAYMENTS............................................................26

   7.1   Place of Payments, No Set Off.......................................26


                                       ii
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   7.2   Tax Credits.........................................................27

   7.3   Computations; Banking Days..........................................27

8.       EVENTS OF DEFAULT...................................................27

   8.1   Events of Default.  The occurrence of...............................27

         (a)   Non-Payment of Principal......................................27
         (b)   Non-Payment of Interest or Other Amounts......................27
         (c)   Representations...............................................27
         (d)   Mortgage......................................................28
         (e)   Covenants.....................................................28
         (f)   Indebtedness..................................................28
         (g)   Ownership of Guarantors.......................................28
         (h)   Bankruptcy....................................................28
         (i)   Termination of Operations; Sale of Assets.....................28
         (j)   Judgments.....................................................29
         (k)   Inability to Pay Debts........................................29
         (l)   Change in Financial Position..................................29
         (m)   Change in Control.............................................29
         (n)   Cross-Default.................................................29
         (o)   ERISA Debt....................................................29
         (p)   Standby Letter of Credit/Ship Mortgage Indemnity..............29

   8.2   Indemnification.....................................................30

   8.3   Application of Moneys...............................................30

         (a)   first,........................................................30
         (b)   secondly,.....................................................30
         (c)   thirdly,......................................................30
         (d)   fourthly,.....................................................30
         (e)   fifthly,......................................................30
         (g)   seventhly,....................................................31

9.       COVENANTS...........................................................31

   9.1   Affirmative Covenants...............................................31

         (a)   Performance of Agreements.....................................31
         (b)   Notice of Default, etc........................................31
         (c)   Obtain Consents...............................................31
         (d)   Financial Information.........................................32
         (e)   Corporate Existence...........................................32
         (f)   Books and Records.............................................32
         (g)   Taxes and Assessments.........................................32
         (h)   Inspection....................................................32
         (i)   Compliance with Statutes, Agreements, etc.....................32
         (j)   Environmental Matters.........................................33
         (k)   ERISA.........................................................33
         (l)   Vessel Management.............................................33


                                      iii
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         (m)   Funded Debt to Total Capitalization Ratio.....................33
         (n)   Cash..........................................................33
         (o)   Consolidated Net Worth........................................34
         (p)   EBITDA to Interest Expense....................................34
         (q)   Use of Excess Cash............................................34
         (r)   Brokerage Commissions, etc....................................34
         (s)   Deposit Accounts; Assignment..................................34
         (t)   Future Guaranties.............................................35
         (u)   Future Pledge Agreements......................................35
         (v)   Insurance.....................................................35
         (w)   Ship Mortgage Indemnity.......................................35

   9.2   Negative Covenants..................................................35

         (a)   Liens.........................................................35
         (b)   Change in Business............................................36
         (c)   Sale or Pledge of Shares......................................36
         (d)   Sale of Assets................................................36
         (e)   Changes in Offices or Names...................................36
         (f)   Consolidation and Merger......................................36
         (g)   Chartering-in.................................................36
         (h)   Chartering-out................................................37
         (i)   Vessel Pooling................................................37
         (j)   Distributions on Stock........................................37
         (k)   Indebtedness..................................................37
         (l)   Investments...................................................38
         (m)   Capital Expenditures..........................................38
         (n)   Deposit Accounts..............................................38
         (o)   Change Fiscal Year............................................38

   9.3   Subsidiary Negative Covenants.......................................38

         (a)   Limitations on Ability to Make Distributions..................39
         (b)   Use of Corporate Funds........................................39
         (c)   Issuance of Shares............................................39

   9.4   Vessel Valuations...................................................39

   9.5   Asset Maintenance...................................................39

   9.6   Inspection and Survey Reports.......................................40

   9.7   Vessel Substitution Sales...........................................40

   9.8   Tender of Qualified Substitute Vessel...............................40

10.      ASSIGNMENT..........................................................41
11.      ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC...................41

   11.1  Illegality..........................................................41


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   11.2  Increased Costs.....................................................41

   11.3  Nonavailability of Funds............................................42

   11.4  Lender's Certificate Conclusive.....................................42

   11.5  Compensation for Losses.............................................42

12.      CURRENCY INDEMNITY..................................................43

   12.1  Currency Conversion.................................................43

   12.2  Change in Exchange Rate.............................................43

   12.3  Additional Debt Due.................................................43

   12.4  Rate of Exchange....................................................43

13.      FEES AND EXPENSES...................................................43

   13.1  Fees................................................................43

   13.2  Expenses............................................................43

14.      APPLICABLE LAW, JURISDICTION AND WAIVER.............................44

   14.1  Applicable Law......................................................44

   14.2  Jurisdiction........................................................44

   14.3  WAIVER OF JURY TRIAL................................................44

15.      THE AGENTs..........................................................44

   15.1  Appointment of Agents...............................................44

   15.2  Security Agent as Trustee...........................................45

   15.3  Distribution of Payments............................................45

   15.4  Holder of Interest in Note..........................................45

   15.5  No Duty to Examine, Etc.............................................45

   15.6  Agents as Lenders...................................................45

   15.7  Acts of the Agents..................................................45

   15.8  Certain Amendments..................................................46

   15.9  Assumption re Event of Default......................................46

   15.10 Limitations of Liability............................................47


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   15.11 Indemnification of the Agents.......................................47

   15.12 Consultation with Counsel...........................................47

   15.13 Resignation.........................................................47

   15.14 Representations of Lenders..........................................48

   15.15 Notification of Event of Default....................................48

16.      NOTICES AND DEMANDS.................................................48

   16.1  Notices.............................................................48

17.      MISCELLANEOUS.......................................................49

   17.1  Time of Essence.....................................................49

   17.2  Unenforceable, etc., Provisions - Effect............................49

   17.3  References..........................................................49

   17.4  Further Assurances..................................................49

   17.5  Prior Agreements, Merger............................................49

   17.6  Entire Agreement; Amendments........................................49

   17.7  Indemnification.....................................................49

   17.8  Release of Designated Vessel Owner Guaranty.........................50

   17.9  Headings............................................................50


                                       vi
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SCHEDULE

   1    The Lenders and the Commitments
   2    OMI and Affiliates
   3    The Vessels
   4    Margin
   5    The Facility B Vessels
   6    Disclosure

EXHIBITS

    A               Form of Note
    B               Form of Guaranty
    C               Form of Pledge Agreement
    D               Form of Mortgage
    E               Form of Earnings Assignment
    F               Form of Insurances Assignment
    G               Form of Assignment and Assumption Agreement
    H               Form of Compliance Certificate
    I               Form of Drawdown Notice
    J               Form of Interest Notice
    K               Form of Intercreditor Agreement
    L               Form of Standby Letter of Credit

                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT is made as of the 4th day of February, 2000, by and among (1) OMI CORPORATION, a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Borrower"), (2) the banks and financial institutions listed on Schedule 1, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 10, the "Lenders"), (3) CHRISTIANIA BANK OG KREDITKASSE ASA, acting through its New York branch ("CBK"), as administration agent for the Lenders (in such capacity, the "Administrative Agent") and as arranger, (4) DEN NORSKE BANK ASA, acting through its New York branch ("DnB"), as syndication agent for the Lenders (in such capacity, the "Syndication Agent") and as arranger, and (5) MEESPIERSON CAPITAL CORP. ("MeesPierson"), as arranger (in such capacity, together with CBK and DnB as arrangers, the "Arrangers") and as security agent for the Lenders (in such capacity, the "Security Agent" and, together with the Administrative Agent and the Syndication Agent, the "Agents").

                                WITNESSETH THAT:

            WHEREAS, at the request of the Borrower, the Arrangers have arranged for the Agents to serve in their respective capacities under the terms of this Agreement and for the Lenders to provide to the Borrower a secured term loan facility in the amount of up to US$218,000,000;

            NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1. DEFINITIONS

1.1 Specific Definitions. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"        means Deloitte & Touche LLP, or such other
                                    recognized international accounting firm as shall be approved by the Administrative
                                    Agent, such approval not to be unreasonably withheld;

"Affiliate"                         means with respect to any Person, any other
                                    Person directly or indirectly controlled by or under common control with such Person.
                                    For the purposes of this definition,
                                    "control" (including, with correlative
                                    meanings, the terms "controlled by" and
                                    "under common control with") as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise; for purposes of Section 8.1(f), "Affiliate" shall also include each of Alliance Chartering LLC, International
                                    Product Carriers Limited, Geraldton
                                    Navigation Company Incorporated, Amazon
                                    Transport, Inc. and Hayes Navigation Co.
                                    Pte. Ltd. unless and until the Borrower's direct or indirect interest in and to such company has ceased;

"Agreement"                         means this Agreement, as the same shall be
                                    amended, modified or supplemented from time to time;

"Applicable Rate"                   means any rate of interest applicable to the
                                    Loan from time to time pursuant to Section
                                    6.1;

"Assigned Moneys"                   means sums assigned to or received by any
                                    Agent pursuant to any Security Document;

"Assignment and Assumption          means the Assignment and Assumption
Agreement(s)"                       Agreement(s) executed pursuant to Section 10
                                    substantially in the form set out in Exhibit
                                    G;

"Assignment Notices"                means

                                    (i)   notices with respect to the Earnings
                                          Assignments substantially in the form
                                          set out in Exhibit 1 thereto;
                                          and

                                    (ii)  notices with respect to the Insurances
                                          Assignments substantially in the form
                                          set out in Exhibit 3 thereto;

"Assignments"                       means the Earnings Assignments and the
                                    Insurances Assignments;

"Availability Period"               means the period commencing the date hereof
                                    and ending February 29, 2000;

"Banking Day(s)"                    means day(s) on which banks are open for the
                                    transaction of business in London, England, Hong Kong, Frankfurt, Germany and New York,
                                    New York;

"Capital Expenditures"              means all capital expenditures except for
                                    (i) normal maintenance of Vessels and other properties and (ii) Permitted Drydocking
                                    Costs;

"Cash Equivalents"                  means (i) securities issued or directly and
                                    fully guaranteed or insured by the United
                                    States of America or any agency or
                                    instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), and (ii) time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction having capital and surplus in excess of $500,000,000, and rated at least A or the equivalent thereof by Standard & Poor's Rating Services, in respect of both (i) and (ii) above, in each case having maturities of not more than ninety (90) days from the date of acquisition;

"Change of Control"                 means (a) any "person" (as such term is used
                                    in Sections 13(d) and 14(d) of the Exchange
                                    Act) becomes the beneficial owner (as
                                    defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Borrower or (b) the Board of Directors of the Borrower ceases to consist of a majority of the directors existing on the date hereof or directors nominated by at least two-thirds (2/3) of the then existing directors;

"Classification Society"            shall mean a member of the International
                                    Association of Classification Societies with whom the Vessels are entered and who conducted periodic physical surveys and/or inspections of the Vessels;

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

"Collateral"                        means, all property or other assets, real or
                                    personal, tangible or intangible, whether now owned or hereafter acquired in which any Agent or Lender has been granted a security interest pursuant to a Security Document;

"Columbia Shipping"                 means Columbia Shipping LLC, a limited
                                    liability company organized under the laws of the Republic of the Marshall Islands;

"Commitment(s)"                     means in relation to a Lender, the portion
                                    of the Loan set out opposite its name in
                                    Schedule 1 or, as the case may be, in any relevant Assignment and Assumption
                                    Agreement;

"Compliance Certificate"            means a certificate certifying the
                                    compliance by the Borrower with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the chief financial officer of the Borrower to the Agent from time to time pursuant to Section 9.1(d) in the form set out in Exhibit H, or in such other form as the Agent may agree;

"Consolidated Net Worth"            means, at any time, shareholders equity
                                    (excluding treasury stock) of the Borrower on a consolidated basis determined in accordance with GAAP;

"Designated Indebtedness"           means Indebtedness that is

                                    (i)   incurred by the Designated Vessel
                                          Owner to finance
                                          the Designated Vessel Acquisition,

                                    (ii)  non-recourse to the Borrower and the
                                          Borrower's Subsidiaries (other than
                                          the Designated Vessel Owner),

                                      and

                                     (iii) in an amount not exceeding $30.0
                                     million;

"Designated Subsidiary"             means (i) during the term of the Columbia
                                    Lease, Columbia Shipping, (ii) while the
                                    Designated Indebtedness is outstanding, the
                                    Designated Vessel Owner, and (iii) any
                                    Subsidiary of the Borrower (A) which is not a Guarantor, (B) which has total assets of $1,000 or less, (C) which is not engaged in any financing that is recourse to the Borrower or any other Subsidiary of the Borrower, (D) in respect of which the Borrower has requested that the
                                    Administrative Agent permit such
                                    Subsidiary's designation as a Designated
                                    Subsidiary, and (E) in respect of which the Administrative Agent has consented in writing to such designation;

"Designated Vessel"                 means the MEGA I or the SOYANG, whichever
                                    thereof is designated by the Borrower by written notice to the Administrative Agent as the vessel to be financed on a non-recourse basis in accordance with the terms and conditions herein provided;

"Designated                         Vessel Acquisition" means the acquisition of
                                    the Designated Vessel by the Designated
                                    Vessel Owner, occurring not later than June
                                    30, 2000, or such other date as may be
                                    agreed by the Administrative Agent;

"Designated Vessel Conditions"      means, upon or prior to the Designated
                                    Vessel Acquisition,

                                    (i)    the Borrower having received not less
                                           than $18.0 million net cash proceeds
                                           from the issuance of equity
                                           securities of the Borrower after the
                                           Drawdown Date;

                                    (ii)   in the event the Designated Vessel is
                                           the SOYANG, the Borrower (and its
                                           Subsidiaries on a consolidated basis)
                                           not having contributed more than the
                                           amount of the SOYANG Investment to
                                           the Designated Vessel Acquisition;

                                    (iii)  the Borrower (and its Subsidiaries on
                                           a consolidated basis) not having
                                           incurred any Indebtedness other than
                                           the Designated Indebtedness to
                                           finance the

                                           Designated Vessel Acquisition;

                                    (iv)   the Designated Vessel being accepted
                                           for service under a time charter of
                                           not less than twelve (12) months
                                           duration at a rate of hire sufficient
                                           to pay reasonably anticipated
                                           operating expenses and to amortize
                                           (on a level-debt service basis), on a
                                           maximum 15-years profile, all
                                           Indebtedness incurred to finance the
                                           Designated Vessel Acquisition for the
                                           duration of such time charter;

                                    (v)    true and complete copies of all
                                           contracts, agreements or other
                                           documents entered into by the
                                           Borrower or any Subsidiary in
                                           connection with the Designated Vessel
                                           Acquisition being delivered to and
                                           approved by the Administrative Agent;

                                    (vi)   not later than ten (10) Banking Days
                                           prior to the date of the Designated
                                           Vessel Acquisition, the Borrower
                                           having delivered to the
                                           Administration Agent a Compliance
                                           Certificate as of such date and after
                                           considering the effect of the
                                           Designated Vessel Acquisition; and

                                    (vii)  immediately prior to the Designated
                                           Vessel Acquisition, the Designated
                                           Vessel Owner has total assets of less
                                           than $500,000 and has no
                                           Subsidiaries;

"Designated Vessel Owner"           means the Subsidiary which is the owner of
                                    the Designated Vessel;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Dollars" and the sign "$"          means the legal currency, at any relevant
                                    time hereunder, of the United States of
                                    America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank
                                    Payments System (or such other Dollar funds as may be determined by the Administrative
                                    Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Drawdown Date"                     means the date, being a Banking Day during
                                    the Availability Period, upon which the
                                    Borrower has requested that the Loan be made available to the Borrower, and the Loan is made, as provided in Section 3;

"Drawdown Notice"                   shall have the meaning ascribed thereto in
                                    Section 3.2;

"EBITDA" means, with respect to any Person for any period, operating income, plus depreciation, amortization and other non-cash charges, but excluding any gains or losses on vessel sales, any writedown amounts, or any impairment reserves;

"Earnings                           Assignments" means the assignments in
                                    respect of the earnings of each Vessel from any and all sources to be executed by the relevant Guarantor in favor of the Security
                                    Agent pursuant to Section 4.1(d)
                                    substantially in the form set out in Exhibit
                                    E;

"Environmental Affiliate"           means any person or entity, the liability of
                                    which for Environmental Claims any Security
                                    Party or Subsidiary of any Security Party may have assumed by contract or operation of law;

"Environmental Approvals"           shall have the meaning ascribed thereto in
                                    Section 2.1(o);

"Environmental Claim(s)"            shall have the meaning ascribed thereto in
                                    Section 2.1(o);

"Environmental Laws"                shall have the meaning ascribed thereto in
                                    Section 2.1(o);

"ERISA"                             means the Employment Retirement Income
                                    Security Act of 1974, as amended;

"ERISA Affiliate"                   means a trade or business (whether or not
                                    incorporated) which is under common control with the Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the
                                    Code;

"Event(s) of Default"               means any of the events set out in Section
                                    8.1;

"Exchange Act"                      shall mean the Securities and Exchange Act
                                    of 1934, as amended;

"Facility B Administrative Agent"   means CBK, in its capacity as administrative
                                    agent for the Facility B Lenders;

"Facility B Agent"                  means the Facility B Administrative Agent,
                                    the Facility B Security Agent and the
                                    Facility B Syndication Agent;

"Facility B Guaranty"               means the guaranty, made by each of the
                                    guarantors of the obligations of the
                                    Borrower under the Facility B Loan
                                    Agreement;

"Facility B Lenders"                means the banks and other financial
                                    institutions identified on Schedule 1 to the Facility B Loan Agreement as lenders;

"Facility B Loan Agreement"         means the loan agreement to be dated on or
                                    about the date hereof made by and among, inter alia, the Borrower, as borrower, and the Facility B Lenders, as lenders, pursuant to which the Facility B Lenders will make
                                    Facility B available to the Borrower for the purpose of refinancing existing indebtedness secured by the Facility B Vessels;

"Facility B Syndication Agent"      means DnB, in its capacity as syndication
                                    agent for the Facility B Lenders;

"Facility C"                        means the convertible letter of credit
                                    facility in the principal amount of
                                    $36,000,000 to be made available to the
                                    Borrower pursuant to the Facility C
                                    Agreement;

"Facility C Administrative Agent"   means CBK, in its capacity as administrative
                                    agent for the Facility C Bank;

"Facility C Agents"                 means the Facility C Administrative Agent,
                                    the Facility C Security Agent and the
                                    Facility C Syndication Agent;

"Facility C Agreement"              means the facility agreement to be dated on
                                    or about the date hereof made by and among, inter alia, the Borrower and the Facility C
                                    Banks, pursuant to which the Facility C
                                    Banks will make Facility C available to the Borrower for the purpose of issuing the Standby Letter of Credit;

"Facility C Banks"                  means the banks and other financial
                                    institutions identified on Schedule 1 to the Facility C Agreement;

"Facility C Issuer"                 means CBK in its capacity as Issuer for the
                                    Facility C Banks pursuant to the Facility C
                                    Agreement;

"Facility C Security Agent"         means MeesPierson, in its capacity as
                                    security agent for the Facility C Banks;

"Facility C Syndication Agent"      means DnB, in its capacity as syndication
                                    agent for the Facility C Banks;

"Fair Market Value"                 means, in respect of any vessel, means the
                                    average of three charter-free appraisals of such vessel from independent ship brokers approved by the Administrative Agent, no such appraisal to be dated more than thirty
                                    (30) days prior to the date on which such appraisal is required pursuant to this Agreement unless the Administrative Agent consents in writing (on each occasion) to the use of an older appraisal;

"Fee Letter"                        means the letter dated November 15, 1999 and
                                    entered into by the Borrower, the Arrangers and the Agents in respect of the fees referred to therein;

"Final Payment"                     means the principal amount of One Hundred
                                    Twenty-Three Million Dollars ($123,000,000) plus such other amounts as may be necessary to repay the Loan in full together with accrued but unpaid interest and any other amounts owing by the Borrower or any other
                                    Security Party to any Arranger, Agent or
                                    Lender pursuant to this Agreement, the Note or any Security Document;

"Final Payment Date"                means the date that is five years after the
                                    Drawdown Date;

"Funded Debt"                       shall mean on a consolidated basis for the
                                    Borrower (without duplication), the sum of
                                    (i) all Indebtedness of the Borrower (on a consolidated basis), (ii) all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations which in accordance with GAAP would be shown on the liability side of the balance sheet, (iii) all net obligations under Interest Rate Agreements, and (iv) all guarantees of non-consolidated entity obligations; provided, however, that balance sheet accruals for future drydock expenses shall not be classified as Funded Debt;

"GAAP"                              shall have the meaning ascribed thereto in
                                    Section 1.3;

"Guarantor(s)"                      means, as of the date of this Agreement,
                                    each of the companies listed in Schedule 2 as Guarantors and thereafter shall also mean such companies as may execute a Guaranty pursuant to Section 9.1(t) or otherwise;

"Guaranty(ies)"                     means the guaranty to be executed by each
                                    Guarantor in respect of the obligations of the Borrower under and in connection with this Agreement and the Note in favor of the Security Agent pursuant to Section 4.l(d), and any guaranty executed thereafter pursuant to Section 9.1(t) or otherwise, each substantially in the form of Exhibit B;

"Indebtedness"                      means, with respect to any Person at any
                                    date of determination (without duplication),
                                    (i) all indebtedness of such Person for
                                    borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables;

"Initial Payment Date"              means the date which is six months after the
                                    Drawdown Date;

"Insurances Assignments"            means the assignments in respect of the
                                    insurances over the Vessels to be executed by the respective Guarantor owning same in favor of the Security Agent pursuant to
                                    Section 4.1(d) substantially in the form set out in Exhibit F;

"Intercreditor Agreement"           means the intercreditor agreement dated on
                                    or about the date hereof entered into by and among the Agents, the Facility B Agents and the Facility C Agents substantially in the form set out in Exhibit K;

"Interest Expense"                  means for any period, all interest charges,
                                    including the interest component of
                                    capitalized leases;

"Interest Notice"                   means a notice from the Borrower to the
                                    Administrative Agent specifying the duration of any relevant Interest Period and certifying the current ratio of the Borrower's Funded Debt to EBITDA and the corresponding Margin, each substantially in the form of Exhibit J;

"Interest Period(s)"                means period(s) of one, three or six months
                                    selected by the Borrower or, in the Lenders' discretion, such other period(s) as may be agreed;

"Interest Rate Agreements"          means any interest rate protection
                                    agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary hereafter;

"Investment"                        means any direct or indirect advance, loan
                                    or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock (or other equity interest), Indebtedness or other similar instruments;

"ISM Code"                          means the International Safety Management
                                    Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to
                                    Resolution A.741(18) of the International
                                    Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"L/C Drawing Event"                 means (i) the failure of the Administrative
                                    Agent to receive evidence of the
                                    satisfactory placing of the Ship Mortgage
                                    Indemnity within ninety (90) days after the Drawdown Date, or (ii) the occurrence of an Event of Default prior to the earlier of (a) the expiration of the Standby Letter of Credit or (b) the issuance of the Ship
                                    Mortgage Indemnity;

"LIBOR" means the rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for a period equivalent to the relevant Interest Period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions

                                    ("BBAIRS" terms) dated August 1985)),
                                    provided that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the Administrative Agent by each of the Reference Banks at the request of the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

"Loan" means the loan facility to be made available by the Lenders to the Borrower pursuant to
                                    Section 3 in the original principal amount of up to Two Hundred Eighteen Million Dollars ($218,000,000), or the balance thereof from time to time outstanding;

"Majority Lenders"                  at any time means Lenders holding an
                                    aggregate of more then 50% of the Loan then outstanding (which must include at least one
                                    Lender which is not an Arranger);

"Margin" means a margin which will vary based upon the Borrower's Funded Debt to EBITDA ratio as set forth in Schedule 4;

"Material Adverse Effect"           shall mean a material adverse effect on (i)
                                    the ability of the Borrower to repay the Loan or perform any of its obligations hereunder or under the Note, (ii) the ability of any Security Party to perform its obligations under any Security Documents or
                                    (iii) the business, property, assets,
                                    liabilities, operations, condition
                                    (financial or otherwise) or prospects of the Borrower and other Security Parties taken as a whole;

"Materials of                       shall have the meaning ascribed thereto in
Environmental Concern"              Section 2.1(o);

"MEGA I" means Hyundai Hull No. 1173, currently under construction by Hyundai Heavy Industries, South Korea;

"Mortgages"                         means the first preferred Marshall Islands
                                    or Liberian ship mortgages on the Vessels, to be executed by the respective Guarantors as listed in Schedule 3 in favor of the Security Agent (as trustee for the Lenders) pursuant to Section 4.1(d) substantially in the form set out in Exhibit D;

"Multiemployer Plan"                means, at any time, a "multiemployer plan"
                                    as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the three preceding plan years made or accrued an obligation to make contributions;

"Multiple Employer Plan"            means, at any time, an employee benefit
                                    plan, other than a Multiemployer Plan,
                                    subject to Title IV or ERISA, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan;

"Note" means the promissory note to be executed by the Borrower to the order of the Security Agent pursuant to Section 4.1(c), to evidence the Loan substantially in the form set out Exhibit A;

"Operator"                          means, in respect of any Vessel, the Person
                                    who is concerned with the operation of such Vessel and falls within the definition of "Company" set out in rule 1.1.2 of the ISM
                                    Code;

"Payment Dates"                     means the Initial Payment Date and the dates
                                    falling at six month intervals thereafter, the last of which is the Final Payment Date;

"PBGC"                              means the Pension Benefit Guaranty
                                    Corporation;

"Permitted Drydocking Costs"        means (i) in respect of any one Vessel, $2.0
                                    million in any calendar year, and (ii) in respect of all Vessels on an aggregated basis, $5.0 million in any calendar year, expended for drydocking costs;

"Person" means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Plan" means any employee benefit plan (other than a Muliemployer Plan or a Multiple Employer
                                    Plan) covered
                                    by Title IV of ERISA;

"Pledge Agreement"                  means the pledge agreement to be executed by
                                    the Borrower in favor of the Security Agent pursuant to Section 4.1(e), and any pledge agreement executed thereafter pursuant to
                                    Section 9.1(u), each substantially in the form of Exhibit C;

"Pledged Shares"                    means the shares of capital stock, limited
                                    liability company interests or other equity interests of any Guarantor owning a Vessel, owned by the Borrower and pledged to the Security Agent pursuant to a Pledge
                                    Agreement;

"Prime Rate"                        means, from time to time, the rate of
                                    interest publicly announced by the
                                    Administrative Agent in New York City, New
                                    York, as its prime rate;

"Qualified Substitute Vessel"       means a vessel or vessels which, as of the
                                    date of the acquisition by the Borrower or a Guarantor, (i) have aggregate Fair Market
                                    Value at least equal to the Fair Market
                                    Value of the Vessel or Vessels for which they are being substituted, (ii) each of which is subject to a Qualified Time Charter and (iii) each of which is no more than thirteen (13) years old;

"Qualified Time Charter"            means, at any time in respect of a Qualified
                                    Substitute Vessel, a time charter having a remaining term of not less than twelve (12) months and providing EBITDA at least equal to the EBITDA for the immediately preceding four fiscal quarters attributable to the Vessel or Vessels for which such Qualified
                                    Substitute Vessel is being substituted;
                                    "Reference Banks" means Den norske Bank ASA,
                                    Christiania Bank og Kreditkasse ASA and
                                    MeesPierson N.V.;

"Required Percentage"               shall have the meaning set forth for such
                                    term in Section 9.5;

"Restricted Payment"                shall have the meaning attributed thereto in
                                    Section 9.2(j);

"Second Assignments"                means the second priority assignments of
                                    earnings and insurance over the Vessels, to be executed by the respective Guarantors as listed in Schedule 3 in favor of the Facility C Security Agent pursuant to the
                                    Facility C Agreement;

"Second Mortgages"                  means the second preferred Marshall Islands
                                    or Liberian ship mortgages on the Vessels, to be executed by the respective Guarantors as listed in Schedule 3 in favor of the

                                    Facility C Security Agent (as trustee for the Facility C Banks) pursuant to the Facility C Agreement;

"Security Agent"                    shall have the meaning attributed hereto in
                                    the Preamble;

"Security Documents"                means the Pledge Agreement, all Guaranties,
                                    the Mortgages, the Assignments and any other documents that may be executed as security for the Loan and the Borrower's obligations in connection therewith;

"Security Party(ies)"               the Borrower and each of the Guarantors;

"Ship Mortgage Indemnity"           means a ship mortgage indemnity policy in
                                    favor of the Security Agent for the benefit of the Lenders, issued by underwriters satisfactory to the Agents and in form and substance satisfactory to the Agents, for a term of not less than three (3) years from the Drawdown Date, covering an amount not less than the difference between (I) the amount of the Loan advanced on the Drawdown
                                    Date and (ii) 65% of the aggregate of the Fair Market Value of the Vessels as of the Drawdown Date;

"SMC" means the safety management certificate issued in respect of a Vessel in accordance with rule 13 of the ISM code;

"SOYANG" means Daewoo Hull No. 5152, currently under construction by Daewoo Heavy Industries Ltd. South Korea;

"SOYANG Investment"                 means the contribution by the Borrower (and
                                    its Subsidiaries on a consolidated basis) of not more than $10.0 million of cash or Cash
                                    Equivalents (in addition to contributions made prior to the date of this Agreement) to the acquisition of the SOYANG, made no earlier than the date of acquisition thereof or three (3) days prior thereto as required by the construction contract for the SOYANG;

"SOYANG Subsidiary"                 means Soyang Shipping LLC, a limited
                                    liability company organized under the laws of the Republic of the Marshall Islands;

"Standby Letter of Credit"          means the letter of credit to be issued by
                                    the Facility C Issuer on behalf of the
                                    Facility C Banks to the Security Agent for the benefit of the Lenders in the event that the Ship Mortgage Indemnity is not issued on or before the Drawdown Date, such letter of credit to be substantially in the form of Exhibit L;

"Subsidiaries"                      means, with respect to any Person, any
                                    business entity of which more than 50% of the outstanding voting stock is owned directly or indirectly by such Person and/or one or more other Subsidiaries of such Person;

"Taxes" means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the Subsidiaries);

"Termination Event"                 means (i) a "reportable event," as defined
                                    in Section 403 of ERISA (other than a
                                    "reportable event" not subject to the
                                    provision for 30-day notice to the PBGC),
                                    (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which it was a "substantial employer," as defined in
                                    Section 4001(a)(2) of ERISA, or the
                                    incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of
                                    ERISA upon the termination of a Multiple
                                    Employer Plan, (iii) the filing of a notice of intent to terminate a Plan under Section
                                    4041of ERISA or the treatment of a
                                    Multiemployer Plan amendment as a
                                    termination under Section 4041A of ERISA,
                                    (iv) the institution of proceedings to
                                    terminate a Plan or a Multiemployer Plan, or
                                    (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

"Third Assignments"                 means the third priority assignments of
                                    earnings and insurance over the Vessels, to be executed by the respective Guarantors as listed in Schedule 3 in favor of the Facility B Security Agent pursuant to the
                                    Facility B Loan Agreement;

"Third Mortgages"                   means the third preferred Marshall Islands
                                    or Liberian ship mortgages on the Vessels, to be executed by the respective Guarantors as listed on Schedule 3 in favor of the Facility B Security Agent (as trustee for the Facility B Lenders) pursuant to the Facility B Loan Agreement;

"Total Capitalization"              shall mean the sum of (i) Funded Debt, plus
                                    (ii) Consolidated Net Worth;

"Total Loss"                        shall have the meaning ascribed thereto in
                                    the Mortgages;

"Vessel(s)"                         each of the Vessels listed in Schedule 3,
                                    registered in the name of the relevant
                                    Guarantor as set forth in such Schedule; and

"Withdrawal Liabilities"            shall have the meaning given to such term
                                    under Part 1 of Subtitle E of Title IV of
                                    ERISA;

1.2 Computation of Time Periods; Other Definitional Provisions. In this Agreement, the Note and the other Security Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; words importing either gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Note or such Security Document, as applicable; references to agreements and other contractual instruments (including this Agreement, the Note and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Note or any Security Document); references to any matter that is "approved" or requires "approval" of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Note and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or to the Lenders under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States ("GAAP").

1.4 Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of the Borrower in this Agreement is qualified by reference to those which are not reasonably expected to result in a "Material Adverse Effect" or language of similar import, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by the Borrower with any governmental rule.

1.5 Forms of Documents. Except as otherwise expressly provided in this Agreement, references to documents or certificates "substantially in the form" of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 17.6 of this Agreement, as the case may be, or the correlative provisions of the Security Documents.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. In order to induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make the Loan available, the

Borrower hereby represents and warrants to the Arrangers, the Agents and the Lenders (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Loan hereunder) that:

            (a) Due Organization and Power. each Subsidiary is duly formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, the Note and the Security Documents to which it is a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

            (b) Authorization and Consents. all necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Note and the Security Documents and, in the case of the Borrower, to borrow, service and repay the Loan and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Loan or any part thereof;

            (c) Binding Obligations. this Agreement, the Note and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party as is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

            (d) No Violation. the execution and delivery of, and the performance of the provisions of, this Agreement, the Note and those of the Security Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on such Security Party or the certificate of incorporation or by-laws (or equivalent instruments) thereof;

            (e) Litigation. no action, suit or proceeding is pending or threatened against the Borrower or any Subsidiary before any court, board of arbitration or administrative agency which could or might result in any Material Adverse Effect;

            (f) No Default. neither the Borrower nor any Subsidiary is in default under any material agreement by which it is bound, or is in default in respect of any material financial commitment or obligation;

            (g) Vessels. upon the date of the making of the Loan:

                  (i) each of the Vessels will be in the sole and absolute ownership of the respective Guarantor as set forth in
                        Schedule 3 and duly registered in such Guarantor's name under Marshall Islands or Liberian flag, unencumbered, save and except for the Mortgage, the Second Mortgage and the Third Mortgage recorded against it and as permitted thereby;

                  (ii) each Vessel will be classed in the highest classification and rating for vessels of the same age and type with the respective classification society as set forth in Schedule 3 without any material outstanding recommendations;

                  (iii) each Vessel will be operationally seaworthy and in every way fit for its intended service; and

                  (iv) each Vessel will be insured in accordance with the provisions of the Mortgage recorded against it and the requirements thereof in respect of such insurances will have been complied with;

            (h) Insurance. the Borrower and each Subsidiary has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

            (i) Financial Information. except as otherwise disclosed in writing to the Agents on or prior to the date hereof, all financial statements, information and other data furnished by the Borrower to the Agents are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and since the date of the Borrower's financial statements most recently delivered to the Administrative Agent there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

            (j) Tax Returns. the Borrower and each Subsidiary has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect on the Borrower or such Subsidiary and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

            (k) ERISA. the execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by the Borrower or any Subsidiary or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in the Borrower or any such Subsidiary or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a Material Adverse Effect. Prior to the date hereof, the Borrower has delivered to the Administrative Agent a list of all the employee benefit plans to which the Borrower or any Subsidiary or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code);

            (l) Chief Executive Office. the Borrower's chief executive office and chief place of business and the office in which the records relating to the earnings and other receivables of each Subsidiary are kept is, and will continue to be, located at One Station Place, Stamford, Fairfield County, Connecticut;

            (m) Foreign Trade Control Regulations. to the best of the Borrower's knowledge, none of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V,
Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

            (n) Equity Ownership. each of the Guarantors is a wholly owned direct subsidiary of the Borrower; on the Drawdown Date, the Borrower will not own any shares of capital stock, limited liability company interest, partnership interest or any other direct or indirect equity interest in any corporation, limited liability company, partnership or other entity except the Security Parties and the other companies listed on Schedule 2;

            (o) Environmental Matters and Claims. (a) except as heretofore disclosed in writing to the Agents (i) the Borrower, each of its Subsidiaries and their Affiliates will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or
(2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"); (ii) the Borrower, each of its Subsidiaries and their Affiliates will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) none of the Borrower, any Subsidiary nor any Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigator costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Agent there is no Environmental Claim pending or threatened against the Borrower, any Subsidiary or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect;

            (p) Compliance with ISM Code. each Vessel and each Operator complies with the requirements of the ISM Code including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

            (q) Threatened Withdrawal of DOC or SMC. there is no threatened or actual withdrawal of any Operator's DOC or SMC in respect of any Vessel;

            (r) Liens. other than as disclosed on Schedule 6, there are no liens of any kind on any property owned by the Borrower or any Subsidiary of the Borrower;

            (s) Indebtedness. other than as disclosed in Schedule 6, the Borrower (and its Subsidiaries on a consolidated basis) has no long-term Indebtedness; and

            (t) Survival. all representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Loan and the issuance of the Note.

3. THE LOAN

3.1 (a) Purpose. The Lenders shall make the Loan available to the Borrower for the purpose of refinancing the indebtedness currently secured against the Vessels.

      (b) Making of the Loan. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will on the Drawdown Date make the Loan available through the Administrative Agent to the Borrower in an aggregate amount not to exceed its Commitment ratably with the other Lenders according to their respective Commitments.

3.2 Drawdown Notice. The Borrower shall, at least three (3) Banking Days before the Drawdown Date, serve a notice (a "Drawdown Notice") substantially in the form of Exhibit I on the Administrative Agent which notice shall (a) be in writing addressed to the Administrative Agent, (b) be effective on receipt by the Administrative Agent, (c) specify the amount of the Loan to be drawn, (d) specify the Banking Day on which the Loan is to be drawn and the initial Interest Period, (e) specify the disbursement instructions and (f) be irrevocable.

3.3 Effect of Drawdown Notice. The Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in
Section 2 (updated mutatis mutandis) are true and correct on and as of the date of the Drawdown Notice and will be true and correct on and as of the Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

4. CONDITIONS

4.1 Conditions Precedent to Drawdown of the Loan. The obligation of the Lenders to make the Loan available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

            (a) Corporate Authority. the Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent:

                  (i) copies, certified as true and complete by an officer of the Borrower, of the resolutions of the board of directors of the Borrower evidencing approval of this Agreement and the Note and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

                  (ii) copies, certified as true and complete by an officer of each Security Party (other than the Borrower), of the resolutions of the board of directors and shareholder, or management committee and member, as the case may be, thereof evidencing approval of the Guaranty and those Security Documents to which it is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

                  (iii) copies, certified as true and complete by an officer of the Borrower, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrower as may be required by the Administrative Agent), approvals or consents with respect to this Agreement, the Note and the Security Documents;

                  (iv) copies, certified as true and complete by an officer of the respective Security Party of the certificate of incorporation and by-laws, certificate of formation and operating agreement, or equivalent instruments thereof;

                  (v) certificate of the Secretary of the Borrower certifying that it legally and beneficially owns, directly or indirectly, all of the issued and outstanding capital stock, or limited liability company membership interests, as the case may be, of each of the other Security Parties and that such capital stock or membership interests are free and clear of any liens, claims, pledges or other encumbrances whatsoever other than as disclosed to the Administrative Agent in writing on or before the date hereof;

                  (vi) certificate of the Secretary of each Security Party (other than the Borrower) certifying as to the record ownership of all of its issued and outstanding capital stock, or limited liability company membership interests, as the case may be; and

                  (vii) certificates of the jurisdiction of incorporation or formation, as the case may be, of each Security Party as to the good standing thereof.

            (b) The Vessels. the Administrative Agent shall have received evidence satisfactory to it that:

                  (i) each of the Vessels is in the sole and absolute ownership of the respective Guarantor as set forth in
                        Schedule 3 and duly registered in such Guarantor's name under Marshall Islands or Liberian flag, unencumbered, save and except for the Mortgage, the Second Mortgage and the Third Mortgage recorded against it and as otherwise permitted thereby;

                  (ii) each Vessel is classed in the highest classification and rating for vessels of the same age and type with the respective classification society as set forth in
                        Schedule 3 without any material outstanding recommendations;

                  (iii) each of the Vessels is operationally seaworthy and in every way fit for its intended service; and

                  (iv) each of the Vessels is insured in accordance with the provisions of the Mortgage recorded against it and the requirements thereof in respect of such insurances have been complied with;

            (c) The Note. the Borrower shall have duly executed and delivered this Agreement and the Note;

            (d) Guarantor Documents. each Guarantor shall have duly executed and delivered to the Administrative Agent:

                  (i)   the Guaranty;

                  (ii)  the Mortgage over its Vessel(s);

                  (iii) an Insurances Assignment with respect to its Vessel(s);

                  (iv)  an Earnings Assignment with respect to its Vessel(s);

                  (v)   its Assignment Notices; and

                  (vi) Uniform Commercial Code Financing Statements for filing with the State and County of New York, the State of Connecticut, Fairfield County, Connecticut and in such other jurisdictions as the Administrative Agent may reasonably require;

            (e) Pledge Agreement. the Borrower shall have duly executed and delivered to the Security Agent the Pledge Agreement and the Pledged Shares;

            (f) Intercreditor Agreement. the Intercreditor Agreement shall have been executed and delivered to the Administrative Agent;

            (g) Vessel Appraisals. the Administrative Agent shall have received appraisals, in form and substance satisfactory to the Agents, of the Fair Market Value of each Vessel showing the aggregate Fair Market Value of the Vessels to be not less than one hundred fifteen percent (115%) of the Loan;

            (h) Guarantor Solvency. the Administrative Agent shall have received a certificate of an officer of each Guarantor confirming the representations and warranties with respect to solvency set forth in its Guaranty and containing conclusions as to the solvency of such Guarantor;

            (i) Environmental Claims. the Administrative Agent shall be satisfied that neither the Borrower nor any of its Subsidiaries is subject to any Environmental Claim which could have a Material Adverse Effect;

            (j) Fees. the Administrative Agent shall have received payment in full of all fees and expenses due to the Agents, the Arrangers and the Lenders under Section 13 and the Fee Letter;

            (k) Accounts. each Security Party shall have established an operating account with the Syndication Agent into which Assigned Moneys are to be paid;

            (l) Vessel Liens. the Administrative Agent shall have received evidence satisfactory to it and to its legal advisor that, save for the liens created by the Mortgages, the Assignments, the Second Mortgages, the Second Assignments, the Third Mortgages and the Third Assignments, there are no liens, charges or encumbrances of any kind whatsoever on any of the Vessels or on their respective earnings except as permitted hereby or by any of the Security Documents;

            (m) Ship Mortgage Indemnity/Standby Letter of Credit. the Administrative Agent shall have received either (i) evidence of the satisfactory placing of the Ship Mortgage Indemnity or (ii) the Standby Letter of Credit;

            (n) Facility B. the Facility B Lenders have advanced Facility B;

            (o) Charters; Pooling Agreements. the Borrower shall have delivered to the Administrative Agent true and complete copies of (i) all charters having a term longer than twelve (12) months from the date of execution and (ii) all vessel pooling agreements, in each case to which the Borrower or any Subsidiary is a party; and

            (p) Legal Opinions. the Administrative Agent shall have received legal opinions addressed to the Agents from (i) Fredric S. London, Esq., in-house counsel for the Security Parties, and (ii) Seward & Kissel LLP, special counsel to the Agents and Lenders, in each case in such form as the Administrative Agent may require, as well as such other legal opinions as the Administrative Agent shall have required as to all or any matters under the laws of the United States of America, the State of Delaware, the State of New York, the Republic of Liberia and the Republic of the Marshall Islands covering the representations and conditions which are the subjects of Sections 2 and 4.1.

4.2 Further Conditions Precedent. The obligation of the Lenders to make the Loan available to the Borrower under this Agreement shall be expressly and separately subject to the following further conditions precedent on the Drawdown Date:

            (a) the Administrative Agent having received a Drawdown Notice in accordance with the terms of Section 3.2;

            (b) the representations stated in Section 2 (updated mutatis mutandis to such date) being true and correct as if made on and as of that date;

            (c) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

            (d) the Administrative Agent being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Security Party to make any payment as required under the terms of this Agreement, the Note, the Security Documents or any of them; and

            (e) there having been no Material Adverse Effect since the date hereof.

4.3 Breakfunding Costs. In the event that, on the date specified for the making of the Loan in the Drawdown Notice, the Lenders shall not be obliged under this Agreement to make the Loan available, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of the Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.4 Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, advance the Loan prior to the satisfaction of all or any of the conditions referred to in Sections 4.1 or 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the Drawdown Date (or such longer period as the Lenders, in their sole discretion, may agree).

4.5 Cancellation of Standby Letter of Credit. In the event the Ship Mortgage Indemnity, in form and substance satisfactory to the Administrative Agent, has been delivered thereto, subsequent to the Drawdown Date but prior to an L/C Drawing Event, the Standby Letter of Credit shall be surrendered to the Facility C Issuer for cancellation.

5. REPAYMENT AND PREPAYMENT

5.1 Repayment. Subject to the provisions of Sections 5.3 and 5.5 regarding application of prepayments, the Borrower shall repay the principal of the Loan in ten (10) semi-annual installments on the Payment Dates, the first four (4) such installments each being in the amount of Five Million Dollars ($5,000,000), the next five (5) such installments each being in the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) and the last such installment being in the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) plus the Final Payment, such last installment to be paid on the Final Payment Date.

5.2 Voluntary Prepayment; no re-borrowing. The Borrower may prepay, upon five
(5) Banking Days written notice, the Loan or any portion thereof. Each prepayment shall be in a minimum amount of One Million Dollars ($1,000,000) plus any One Million Dollar ($1,000,000) multiple thereof or the full amount of the Loan. No part of the Loan will be available for re-borrowing.

5.3 Mandatory Prepayment; Occurrence of an L/C Drawing Event.

            Upon the occurrence of a L/C Drawing Event the Security Agent shall deliver a notice for demand of payment of Thirty-Six Million ($36,000,000) pursuant to the Standby Letter of Credit. Such amount shall, upon receipt, be applied to the prepayment of the Loan by reducing the amount of the installments due on the first four (4) Payment Dates to One Million Dollars ($1,000,000) and the installments due on the subsequent two Payment Dates to Two Million Five Hundred Thousand Dollars ($2,500,000), the amounts due thereafter being unchanged.

5.4 Mandatory Prepayment; Sale or Loss of Vessel.On (i) any sale of a Vessel (other than sales made pursuant to Section 9.7, Vessel Substitution Sales), or
(ii) the earlier of (x) ninety (90) days after the Total Loss of a Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrower (or a Guarantor) or the Security Agent as assignee thereof, such proceeds shall be applied as follows:

            (a) Required Percentage Not Satisfied. if the aggregate Fair Market Value of the Vessels remaining immediately after such loss or sale is less than the then Required Percentage of the Loan and any amounts due and owing by the Borrower in respect of Facility C (determined pursuant to Section 9.5, Asset Maintenance), entirely and immediately in prepayment of the Loan and Facility C, pro rata in accordance with amounts then outstanding thereunder;

            (b) Asset Ratio Preserved. to prepayment of the Loan and Facility C, pro rata in accordance with amounts then outstanding thereunder, in the amount necessary to provide that the ratio, immediately after such sale or loss (and application of proceeds), of the aggregate Fair Market Value of the remaining Vessels to the balance of the Loan and the Borrower's obligations in respect of Facility C is at least equal to the ratio, immediately prior to such sale, of the aggregate Fair Market Value of the Vessels to the balance of the Loan and the Borrower's obligations in respect of Facility C;

            (c) Loan-to-Value Reduction. if the Ship Mortgage Indemnity has been obtained and if the Borrower (on a consolidated basis) has cash or Cash Equivalents of $30.0 million or greater, to prepayment of the Loan in the amount necessary to provide that the ratio, immediately after such sale or loss (and application of proceeds), of the balance of the Loan to the aggregate Fair Market Value of the remaining Vessels does not exceed 0.65; and

            (d) As Excess Cash. Otherwise, in accordance with Section 9.1(q) Use of Excess Cash.

5.5 Interest and Costs with Prepayments/Application of Prepayments. Any prepayment of the Loan made hereunder (including, without limitation, those made pursuant to Sections 5 and 9) shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the Loan or portions thereof being prepaid, together with any and all actual costs or expenses incurred by any Lender in connection with any breaking of funding (as certified by such Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower). All prepayments of the Loan under Section 5.2 or 5.4 shall be applied towards the installments of the Loan in the inverse order of their due dates for payment.

6. INTEREST AND RATE

6.1 Applicable Rate. The Loan shall bear interest at the Applicable Rate which shall be the rate per annum which is equal to the aggregate of (a) LIBOR for the relevant Interest Period plus (b) the Margin. The Applicable Rate shall be determined by the Administrative Agent two Banking Days prior to the first day of the relevant Interest Period, provided, however, that the Margin shall be determined concurrently with the delivery of each Compliance Certificate to the Administrative Agent, and as necessary during any Interest Period the Applicable Rate shall be re-calculated to reflect the current Margin. The Administrative Agent shall promptly notify the Borrower in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrower.

6.2 Default Rate. Any amounts due under this Agreement, not paid when due, whether by acceleration or otherwise, shall bear interest thereafter from the due date thereof until the date of payment at a rate per annum equal to (i) the Prime Rate (as notified to the Borrower by the Administrative Agent), plus (ii) the Margin, plus (iii) two percent (2%) (the "Default Rate"). Following the occurrence of any Event of Default, the Administrative Agent, upon instruction of the Majority Lenders, may deliver a notice to the Borrower advising the Borrower that an Event of Default has occurred. From the date of any such notice until each such Event of Default is cured to the satisfaction of the Majority Lenders, the Loan shall bear interest at the Default Rate.

6.3 Interest Periods. The Borrower shall give the Administrative Agent an Interest Notice specifying the Interest Period selected at least three (3) Banking Days prior to the end of any then existing Interest Period. If at the end of any then existing Interest Period the Borrower fails to give an Interest Notice the relevant Interest Period shall be three (3) months. The Borrower's right to select an Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless each Lender is satisfied that the necessary funds will be available to such Lender for such period and that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing.

6.4 Interest Payments. Accrued interest on the Loan shall be payable in arrears on the last day of each Interest Period, except that if the Borrower shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period.

7. PAYMENTS

7.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made to the Administrative Agent, not later than 11 a.m. New York time (any payment received after 11 a.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at 11 West 42nd Street, 7th Floor, New York, New York 10036 or to such other office of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

7.2 Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid (and each Lender agrees to use its best efforts to obtain the benefit of any such credit which may be available to it, provided it has knowledge that such credit is in fact available to it), then such Lender shall reimburse the Borrower for the amount of the credit so obtained. Each Lender agrees that in the event that Taxes are imposed on account of the situs of its loans hereunder, such Lender, upon acquiring knowledge of such event, shall, if commercially reasonable, shift such loans on its books to another office of such Lender so as to avoid the imposition of such Taxes.

7.3 Computations; Banking Days. All computations of interest and fees shall be made by the Agents or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Agents or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day,

8. EVENTS OF DEFAULT

8.1 Events of Default. The occurrence of any of the following events shall be an Event of Default:

            (a) Non-Payment of Principal. any payment of principal is not paid when due; or

            (b) Non-Payment of Interest or Other Amounts. any interest or any other amount becoming payable to the Agents, the Arrangers or any Lender under this Agreement, under the Note or under any of the Security Documents is not paid on the due date or date of demand (as the case may be), and such default continues unremedied for a period of five (5) Banking Days; or

            (c) Representations. any representation, warranty or other statement made by the Borrower in this Agreement or by any Security Party or in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made or confirmed; or

            (d) Mortgage. there is an event of default under any Mortgage; or

            (e) Covenants. any Security Party defaults in the due and punctual observance or performance of any other term, covenant or agreement contained in this Agreement, in the Note, in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith, or it becomes impossible or unlawful for any Security Party to fulfill any such term, covenant or agreement or there occurs any other event which constitutes a default under this Agreement, under the Note or under any of the Security Documents, in each case other than an Event of Default referred to elsewhere in this Section 8.1, and such default, impossibility and/or unlawfulness, in the reasonable opinion of the Majority Lenders, could have a material adverse effect on the Lenders' rights hereunder, under the Note and/or under the Security Documents or on the Lenders' right to enforce this Agreement, the Note and/or the Security Documents, and continues unremedied or unchanged, as the case may be, for a period of thirty (30) days; or

            (f) Indebtedness. any Security Party, any Subsidiary or any Affiliate shall default in the payment when due (subject to any applicable grace period) of any Indebtedness or of any other indebtedness, in either case, in the outstanding principal amount equal to or exceeding Five Hundred Thousand Dollars ($500,000) or such Indebtedness or indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness or indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Security Party, Subsidiary or Affiliate, as the case may be, shall set aside on its books adequate reserves with respect thereto; or

            (g) Ownership of Guarantors. the Borrower shall cease to own (except as otherwise expressly permitted by this Agreement), directly or indirectly, one hundred percent (100%) of any of the Guarantors; or

            (h) Bankruptcy. the Borrower or any Affiliate commences any proceeding under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a "Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of thirty (30) days or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of thirty (30) days or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or of, or for, any substantial portion of its property; or

            (i) Termination of Operations; Sale of Assets. except as expressly permitted under this Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets (other than such a sale by one Guarantor to another) or all or substantially all of the assets of any Security Party are seized or otherwise appropriated; or

            (j) Judgments. any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement, the Note or any of the Security Documents or any material provision thereof, or the Borrower or any Security Party asserts that any such agreement or provision thereof is invalid; or

            (k) Inability to Pay Debts. any Security Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any material indebtedness of any Security Party; or

            (l) Change in Financial Position. any change in the financial position of any Security Party which, in the reasonable opinion of the Majority Lenders, shall have a Material Adverse Effect; or

            (m) Change in Control. a Change of Control shall occur with respect to the Borrower; or

            (n) Cross-Default. any Event of Default (as defined in the Facility B Loan Agreement or the Facility C Agreement) or event which, with the giving of notice or passage of time on both, would constitute such an Event of Default, occurs or the Borrower or any Guarantor defaults under any material contract or agreement to which it is a party or by which it is bound (including, but not limited to, the construction contracts in respect of each of the MEGA I and the SOYANG); or

            (o) ERISA Debt. (i) the Borrower or any ERISA Affiliate fails to pay when due an amount or amounts aggregating in excess of $1,000,000 which it or they have become liable to pay under Title IV of ERISA or (ii) the Borrower or any ERISA Affiliate, individually or collectively, incurs, or should reasonably expect to incur, any Withdrawal Liability or liability upon the happening of a Termination Event and the aggregate of all such Withdrawal Liabilities and such other liabilities exceeds $10,000,000; or

            (p) Standby Letter of Credit/Ship Mortgage Indemnity. the Standby Letter of Credit, if provided, shall be cancelled (other than cancellation after either a drawing has been made thereunder or the Ship Mortgage Indemnity has been issued) or, at any time prior to the third anniversary of the Drawdown Date, the Ship Mortgage Indemnity, if issued, is cancelled or is not in full force and effect or any underwriter of the Ship Mortgage Indemnity asserts that the Ship Mortgage Indemnity is not in full force and effect.

Upon and during the continuance of any Event of Default, the Lenders' obligation to make the Loan available shall cease and the Agent on the instructions of the Majority Lenders may, by notice to the Borrower, declare the entire unpaid balance of the then outstanding Loan, accrued interest and any other sums payable by the Borrower hereunder or under the Note due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsections (h) or (k) of this
Section 8.1 with respect to the Borrower, the Note shall be immediately due and payable without declaration or other notice to the Borrower. In such event, the Lenders may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Note or in any Security Document, or in aid of the exercise of any power granted herein or therein, or the Lenders may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted under the terms of any Security Document or by applicable law for the collection of all sums due, or so declared due, on the Note, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Lenders hereunder and/or under the Note (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Lender, the balance of any deposit account (demand or time, mature or unmatured) of the Borrower then or thereafter with any Lender and every other claim of the Borrower then or thereafter against any of the Lenders.

8.2 Indemnification. The Borrower agrees to, and shall, indemnify and hold the Agents, the Arrangers and the Lenders harmless against any loss, as well as against any reasonable costs or expenses (including reasonable legal fees and expenses), which any of the Agents, the Arrangers or the Lenders sustains or incurs as a consequence of any default in payment of the principal amount of the Loan, interest accrued thereon or any other amount payable hereunder, under the Note or under any Security Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Loan or any portion thereof. Any Lenders' certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

8.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Agents, the Arrangers or the Lenders under or pursuant to this Agreement, the Note or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Agents in the following manner:

            (a) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agents, the Arrangers or the Lenders in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note and under any of the Security Documents,

            (b) secondly, in or towards payment of any interest owing in respect of the Loan,

            (c) thirdly, in or towards repayment of principal of the Loan,

            (d) fourthly, in or towards payment of all other sums which may be owing to the Agents, the Arrangers or the Lenders under this Agreement, under the Note, under the Fee Letter or under any of the Security Documents,

            (e) fifthly, to the Facility C Security Agent in or towards payment of any sums which may be owing by the Borrower under or in connection with Facility C, the Facility C Agreement, or the documents executed in connection therewith;

            (f) sixthly, to the Facility B Security Agent in or towards payment of any sums which may be owing by the Borrower under or in connection with Facility B, the Facility B Loan Agreement, or the documents executed in connection therewith; and

            (g) seventhly, the surplus (if any) shall be paid to the Borrower or to whosoever else may be entitled thereto.

9. COVENANTS

9.1 Affirmative Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents, the Borrower will:

            (a) Performance of Agreements. duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Lenders) of, the terms of this Agreement, the Note and the Security Documents;

            (b) Notice of Default, etc. promptly upon obtaining knowledge thereof, inform the Administrative Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against it or against any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of any Vessel's rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect;

            (c) Obtain Consents. without prejudice to Section 2.1 and this
Section 9.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties' respective obligations under this Agreement, under the Note and under the Security Documents;

            (d) Financial Information. deliver to each Lender and the underwriters of the Ship Mortgage Indemnity as identified by the Administrative
Agent:

                  (i) as soon as available but not later than ninety (90) days after the end of each fiscal year of the Borrower, complete copies of the consolidated financial reports of the Borrower and its Subsidiaries (together with a Compliance Certificate), all in reasonable detail, which shall include at least the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an Acceptable Accounting Firm;

                  (ii) as soon as available but not less than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a quarterly interim consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds (together with a Compliance Certificate), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

                  (iii) within ten (10) days of the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority;

                  (iv) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports, proxy statements and other communications provided to the Borrower's shareholders;

                  (v) within ten (10) days of the Borrower's receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Borrower;

                  (vi) at any time upon the request of any Agent, a Compliance Certificate; and

                  (vii) such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to its business as the Administrative Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of the Borrower;

            (e) Corporate Existence. do or cause to be done, and procure that each Subsidiary shall do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, or limited liability company existence, as the case may be, and all licenses, franchises, permits and assets necessary to the conduct of its business;

            (f) Books and Records. at all times keep, and cause each Subsidiary to keep, proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

            (g) Taxes and Assessments. pay and discharge, and cause each Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

            (h) Inspection. allow, and cause each Subsidiary to allow, any representative or representatives designated by any Agent, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as any Agent reasonably requests;

            (i) Compliance with Statutes, Agreements, etc. do or cause to be done, and cause each Subsidiary to do and cause to be done, all things necessary to comply with all material contracts or agreements to which it, or any Subsidiary is a party, and all material laws, and the rules and regulations thereunder, applicable to the Borrower or such Subsidiary, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

            (j) Environmental Matters. promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental
Affiliates: (a) its receipt or the receipt by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party of any written communication whatsoever that alleges that such person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it, or by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it, any other Security Party or against any Environmental Affiliates of the Borrower or any other Security Party, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Administrative Agent, it will submit to the Administrative Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

            (k) ERISA. forthwith upon learning of the occurrence of any material liability of the Borrower, any Subsidiary or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which the Borrower, any Subsidiary or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Lenders written notice thereof;

            (l) Vessel Management. cause each of the Vessels to be managed both commercially and technically by the Borrower, a wholly-owned subsidiary thereof or its existing manager;

            (m) Funded Debt to Total Capitalization Ratio. maintain at all times on a consolidated basis a ratio of Funded Debt to Total Capitalization of not more than 0.6 to 1 provided, that for purposes of compliance with this covenant only, Funded Debt shall (i) exclude unsecured, subordinated debt, and (ii) include the present value of the Borrower's (or any of the Borrower's Subsidiaries') liability for all payments under synthetic leases other than the Columbia Lease;

            (n) Cash. maintain at all times on a consolidated basis readily available cash and/or Cash Equivalents as follows:

                  (i) through December 31, 2000, not less than Ten Million Dollars ($10,000,000);

                  (ii) thereafter, through June 30, 2001, not less than Fifteen Million Dollars ($15,000,000);

                  (iii) thereafter, not less than Twenty Million Dollars
                        ($20,000,000);

            (o) Consolidated Net Worth. maintain at all times a Consolidated Net Worth of not less than One Hundred Sixty Million Dollars ($160,000,000) plus 50% of the Borrower's positive net income (on a consolidated basis) earned after December 31, 1999 plus 100% of the net proceeds received by the Borrower (or any of the Borrower's Subsidiaries) from the issuance of new equity securities after the Drawdown Date;

            (p) EBITDA to Interest Expense. maintain a ratio of EBITDA to Interest Expense as follows:

                  (i)   through December 31, 2000, not less than 1.1 to 1.0;

                  (ii)  thereafter, through December 31, 2002, not less than
                        1.75 to 1.0;

                  (iii) thereafter, not less than 2.5 to 1.0;

            measured not less than quarterly, in each instance based on the four most recent fiscal quarters for which financial information is available;

            (q) Use of Excess Cash. apply all cash and Cash Equivalents of the Borrower (on a consolidated basis), proceeds from the issuance of securities by the Borrower or any Guarantor, and proceeds from the sale of any vessels by the Borrower or any Guarantor (net of indebtedness secured by a mortgage on such vessel) as follows:

                  (A) to the extent the Borrower chooses to do so, to retention by the Borrower as cash or Cash Equivalents up to $20.0 million until Facility C has been repaid or cancelled, and thereafter up to $30.0 million; and then

                  (B) to prepayment of Facility C until Facility C is fully repaid; and then;

                  (C) to prepayment of Facility B until Facility B is fully repaid; and then

                  (D) to prepayment of the Loan until the ratio of the balance of the Loan to the aggregate Fair Market Value of the Vessels is no greater than 0.65; and then

                  (E)   to the Borrower.

            (r) Brokerage Commissions, etc. indemnify and hold the Arrangers, the Agents and the Lenders harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party resulting from the transactions contemplated hereby;

            (s) Deposit Accounts; Assignment. maintain, and procure that each other Security Party shall maintain, its operating accounts with the Syndication Agent and shall procure, and shall cause each other Security Party to procure, that all earnings of any Vessels shall be paid into such operating accounts and the Borrower, and by its execution of the Consent and Agreement hereto, each other Security Party, hereby pledges, assigns and grants to the Syndication Agent, for the benefit of the Lenders, a security interest in all funds from time to time in such accounts;

            (t) Future Guaranties. procure that each of the owners of the Facility B Vessels identified on Schedule 5 executes a Guaranty (and other relevant Security Documents in respect of its Facility B Vessel) within five (5) Banking Days following full repayment of Facility B, and further procure that all other Subsidiaries of the Borrower (other than Designated Subsidiaries, but only for so long as they remain Designated Subsidiaries), shall execute a Guaranty and other relevant Security Documents in respect of any vessel owned thereby within thirty (30) days of formation, acquisition or otherwise becoming a Subsidiary, or ceasing to be a Designated Subsidiary, of the Borrower;

            (u) Future Pledge Agreements. concurrent with the execution of any Guaranty pursuant to Section 9.1(t), execute and deliver to the Security Agent a Pledge Agreement and the Pledged Shares in respect of the relevant Guarantor;

            (v) Insurance. maintain, and cause each other Security Party to maintain, with financially sound and reputable insurance companies insurance on all their respective properties and against all such risks and in at least such amounts as are usually insured against by companies of established reputation engaged in the same or similar business from time to time; and

            (w) Ship Mortgage Indemnity. until the third anniversary of the Drawdown Date, from time to time as requested by the Administrative Agent provide such information and take such action as necessary to maintain the Ship Mortgage Indemnity in full force and effect.

9.2 Negative Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents, the Borrower will not, and will procure that no Subsidiary, to the extent applicable, will, without the prior written consent of the Administrative Agent (or the Majority Lenders or all of the Lenders if required by Section 15.8):

            (a) Liens. create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral or other property except:

                  (i)   liens disclosed in Schedule 6;

                  (ii) liens on the Designated Vessel securing the Designated Vessel Indebtedness;

                  (iii) liens for taxes not yet payable for which adequate
                        reserves have been maintained;

                  (iv) the Mortgages, the Assignments, the Second Mortgages, the Second Assignments, the Third Mortgages, the Third Assignments and other liens in favor of the Security Agent;

                  (v) liens, charges and encumbrances against their respective Vessels permitted to exist under the terms of the Mortgages;

                  (vi) pledges of certificates of deposit or other cash collateral securing any Security Party's reimbursement obligations in connection with letters of credit now or hereafter issued for the account of such Security Party in connection with the establishment of the financial responsibility of the Security Parties under 33 C.F.R.
                        Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended or replaced;

                  (vii) pledges or deposits to secure obligations under
                        workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which the Borrower or any of the Guarantors is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

                  (viii) other liens, charges and encumbrances incidental to the conduct of the business of each such party, the ownership of any such party's property and assets and which do not in the aggregate materially detract from the value of each such party's property or assets or materially impair the use thereof in the operation of its business;

            (b) Change in Business. materially change the nature of its business or commence any business materially different from its current business;

            (c) Sale or Pledge of Shares. sell, assign, transfer, pledge or otherwise convey or dispose of any of the shares (including by way of spin-off, installment sale or otherwise) of the capital stock, or limited liability company interests, as the case may be, of any Guarantor other than as may be allowed in accordance with the Pledge Agreement;

            (d) Sale of Assets. sell, or otherwise dispose of, any Vessel (other than the Designated Vessel) or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole including without limitation, any material foreign Subsidiary or foreign assets or interest in an Affiliate, other than such sales by one Guarantor to another;

            (e) Changes in Offices or Names. change the location of the chief executive office of any Security Party, the office of the chief place of business any such parties, the office of the Security Parties in which the records relating to the earnings or insurances of the Vessels are kept unless the Lenders shall have received sixty (60) days prior written notice of such change;

            (f) Consolidation and Merger. consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it provided, however that any Guarantor shall be permitted to merge into or consolidate with any other Guarantor, so long as no Event of Default would result therefrom;

            (g) Chartering-in. other than pursuant to charters disclosed in
Schedule 6, charter, as charterer, any vessel for a charter period exceeding twelve (12) months, or permit any vessel to be chartered into any vessel pool (in which the Borrower or any Subsidiary is a member) for a term exceeding three (3) months;

            (h) Chartering-out. and will procure that each Subsidiary will not, other than pursuant to charters disclosed in Schedule 6, charter, as owner, any vessel (other than the Designated Vessel) on demise or bareboat charter, or on time charter for a period in excess of twelve (12) months;

            (i) Vessel Pooling. and will procure that each Subsidiary will not, enter any vessel into any vessel pooling arrangement other than as disclosed in
Schedule 6, or at any time amend any existing vessel pooling agreement;

            (j) Distributions on Stock. in the case of the Borrower only, directly or indirectly declare or pay any dividend or make any distribution on its capital stock (a "Restricted Payment"), provided, however, that the Borrower may make a Restricted Payment so long as, at the time of and after giving effect to the proposed Restricted Payment, no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment, and

                  (i) the ratio of the Borrower's Funded Debt to EBITDA is less than 5.0 to 1.0 but greater than 3.5 to 1.0 and the aggregate amount of all Restricted Payments (to the extent made other than in cash, the amount thereof to be determined in good faith by the Board of Directors of the Borrower) would not exceed twenty-five percent (25%) of the Borrower's consolidated net income for the Borrower's most recently completed fiscal year, or

                  (ii) the ratio of the Borrower's Funded Debt to EBITDA is less than 3.5 to 1.0 and the aggregate amount of all Restricted Payments (to the extent made other than in cash, the amount thereof to be determined in good faith by the Board of Directors of the Borrower) would not exceed fifty percent (50%) of the Borrower's consolidated net income for the Borrower's most recently completed fiscal year;

            (k) Indebtedness. incur any Indebtedness, provided, however, that so long as, at the time of and after giving effect to the incurrence of any proposed Indebtedness, no Event of Default has occurred and is continuing or would occur as a consequence of the incurrence of such Indebtedness,

                  (i) if the ratio of the Borrower's Funded Debt to EBITDA is less than 5.0 to 1.0 but greater than 3.5 to 1.0, the Borrower and its Subsidiaries on a consolidated basis may incur up to $50.0 million of Indebtedness at any time outstanding (excluding the Loan, Facility B and Facility C);

                  (ii) if the ratio of the Borrower's Funded Debt to EBITDA is less than 3.5 to 1.0, the Borrower and its Subsidiaries may incur such proposed Indebtedness; and

                  (iii) provided that the other Designated Vessel Conditions are met, the Designated Vessel Owner may incur the Designated Vessel Indebtedness at the time of the Designated Vessel Acquisition;

            (l) Investments. make any Investment, provided, however, that so long as, at the time of and after giving effect to the making of any proposed Investment, no Event of Default has occurred and is continuing or would occur as a consequence of the making of such Investment,

                  (i) if the ratio of the Borrower's Funded Debt to EBITDA is less than 5.0 to 1.0 but greater than 3.5 to 1.0, the Borrower (and its Subsidiaries on a consolidated basis) may make such proposed Investment provided that the aggregate of the Borrower's (and its Subsidiaries' on a consolidated basis) Investments since the Drawdown Date does not exceed $10.0 million;

                  (ii) if the ratio of the Borrower's Funded Debt to EBITDA is less than 3.5 to 1.0, the Borrower (and its Subsidiaries on a consolidated basis) may make such proposed Investment; and

                  (iii) the Borrower may make the SOYANG Investment at the time the SOYANG is acquired;

            (m) Capital Expenditures. make any Capital Expenditure (other than as provided in Section 9.2(1)(iii) above), provided, however, that so long as, at the time of and after giving effect to the making of any proposed Capital Expenditure, no Event of Default has occurred and is continuing or would occur as a consequence of the making of such Capital Expenditure,

                  (i) if the ratio of the Borrower's Funded Debt to EBITDA is less than 5.0 to 1.0 but greater than 3.5 to 1.0, the Borrower (and its Subsidiaries on a consolidated basis) may make such proposed Capital Expenditure provided that the aggregate of the Borrower's (and its Subsidiaries' on a consolidated basis) Capital Expenditures since the Drawdown Date does not exceed $30.0 million;

                  (ii) if the ratio of the Borrower's Funded Debt to EBITDA is less than 3.5 to 1.0, the Borrower (and its Subsidiaries on a consolidated basis) may make such proposed Capital Expenditure;

            (n) Deposit Accounts. other than as disclosed in Schedule 6, maintain any deposit account other than with the Syndication Agent, provided, that this covenant shall not apply to the Designated Vessel Owner; and

            (o) Change Fiscal Year. change its fiscal year.

9.3 Subsidiary Negative Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, under the Note or under any of the Security Documents, the Borrower will procure that no Subsidiary will:

            (a) Limitations on Ability to Make Distributions. create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary (other than a Designated Subsidiary) to (i) pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrower or any Subsidiary or pay any Indebtedness owed to the Borrower,
(ii) make any loans or advances to the Borrower, or (iii) transfer any of its property or assets to the Borrower;

            (b) Use of Corporate Funds. (except for the SOYANG Investment and Permitted Drydocking Costs) pay out any funds to any company or person except
(i) in the ordinary course of business in connection with the management of the business of the Borrower and its Subsidiaries, including the operation and/or repair of the Vessels and other vessels owned or operated by such parties and
(ii) the servicing of the Indebtedness permitted hereunder (but excluding, any prepayments of any Indebtedness other than the Loan);

            (c) Issuance of Shares. issue or dispose of any shares of its own capital stock or limited liability company interests, as the case may be to any person other than the Borrower.

9.4 Vessel Valuations. For inclusion with each Compliance Certificate delivered pursuant to Section 9.1(d)(i), and each Compliance Certificate in respect of the second quarter of each fiscal year delivered pursuant to Section 9.1(d)(ii), and in any event upon the request of any Agent, the Borrower shall obtain appraisals of the Fair Market Value of the Vessels. The first three such valuations in any year are to be at the Borrower's cost, provided, that following and during the continuance of any Event of Default, all such valuations are to be at the Borrower's cost. In the event the Borrower fails or refuses to obtain the valuations requested pursuant to this Section 9.4 within ten (10) days of an Agent's request therefor, any Agent will be authorized to obtain such valuations, at the Borrower's cost, from three independent shipbrokers selected by the Agents, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this Section 9.4, but any Agent's actions in doing so shall not excuse any default of the Borrower under this
Section 9.4.

9.5 Asset Maintenance. If at any time

            (a) after the Drawdown Date but prior to December 31, 2001, the aggregate Fair Market Value of the Vessels then mortgaged to the Security Agent (based upon the valuations obtained pursuant to Section 9.4) (together with the value of any additional collateral theretofore provided under this Section) is less than one hundred fifteen percent (115%) of the Loan, or

            (b) if at any time after December 31, 2001 but prior to December 31, 2002 such aggregate Fair Market Value is less than one hundred twenty percent (120%) of the Loan, or

            (c) if at any time thereafter the aggregate Fair Market Value of the Vessels is less than one hundred thirty percent (130%) of the Loan,

(in each case as applicable, such percentage being the "Required Percentage") the Borrower shall, within a period of thirty (30) days following receipt by the Borrower of written notice from the Administrative Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (i) deliver to the Security Agent, upon the Administrative Agent's request, such additional collateral as may be satisfactory to the Lenders in their sole discretion of sufficient value to restore compliance with the Required Percentage or (ii) the Borrower shall prepay such amount of the Loan (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of the Vessels then mortgaged to the Security Agent being not less than the Required Percentage.

9.6 Inspection and Survey Reports. If the Lenders shall so request, the Borrowers shall provide the Lenders with copies of all internally generated inspection or survey reports on the Vessels.

9.7 Vessel Substitution Sales. The Borrower will not, and will procure that each Guarantor will not, sell, assign, convey, transfer or otherwise dispose of (including through a bareboat charter with a purchase option but excluding chartering in the ordinary course of business) any Vessel; provided, however, that a Guarantor may sell a Vessel if such sale is made in compliance with each of the following conditions:

            (a) no Event of Default, or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred or be continuing;

            (b) not later than ten (10) Banking Days prior to such sale, the Borrower or a Guarantor has entered into a binding contract for the purchase of a Qualified Substitute Vessel identified to the Agents;

            (c) the entire consideration for such sale shall be cash, in an amount not less than the Fair Market Value of such Vessel as of the date of sale;

            (d) the cash, net of expenses directly related to the sale, received for such sale is immediately deposited with the Syndication Agent in an account as collateral for the Loan; and

            (e) the Majority Lenders as of ten (10) Banking Days prior to such sale give their written consent prior to such sale.

9.8 Tender of Qualified Substitute Vessel. In the event that the Borrower or any Guarantor sells a Vessel pursuant to Section 9.7 above, then within thirty (30) days following the date of such sale, the Borrower or a Guarantor consummates the acquisition of the Qualified Substitute Vessel identified to the Agents in respect of such sold Vessel and grants in favor of the Security Agent a Mortgage, Earnings Assignment, Insurances Assignment and such other Security Documents as the Security Agent requires in respect of such Qualified Substitute Vessel. The Syndication Agent will release sale proceeds for use by the Borrower or a Guarantor in the acquisition of an identified Qualified Substitute Vessel pursuant to the terms hereof; provided, however, that if the tender of the identified Qualified Substitute Vessel is not accomplished within thirty (30) days after the date of sale, the Syndication Agent shall apply all such sale proceeds in accordance with Section 8.3; provided, further, however, that if the Borrower identified the MEGA I as a Qualified Substitute Vessel pursuant to
Section 9.7, the above-stated thirty day requirement shall be extended to one hundred twenty (120) days. In any case where a Qualified Substitute Vessel is identified in respect of more than one Vessel, the timing requirements of this Section shall count from the date of sale of the first of such Vessels sold.

10. ASSIGNMENT.

            This Agreement shall be binding upon, and inure to the benefit of, the Borrower and the Lenders, the Arrangers and the Agents and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder. Each Lender shall be entitled to assign its rights and obligations under this Agreement or grant participation(s) in the Loan to any subsidiary, holding company or other affiliate of such Lender, to any subsidiary or other affiliate company of any thereof or, with the consent of the Borrower and the Agents, not to be unreasonably withheld, to any other bank or financial institution (in a minimum amount of not less than $5,000,000), and such Lender shall forthwith give notice of any such assignment or participation to the Borrower; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrower will take all reasonable actions requested by any Agent or any Lender to effect such assignment, including, without limitation, the execution of a written consent to any Assignment and Assumption Agreement.

11. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Loan advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Loan to the Lender on the last day of any then current Interest Period in accordance with and subject to the provisions of Section 11.5. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Loan, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Loan available from another jurisdiction or otherwise restructuring such portion of the Loan on a basis which is not unlawful.

11.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

                  (i) subject any Lender to any Taxes with respect to its income from the Loan, or any part thereof, or

                  (ii) change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the other Security Parties) or such other jurisdiction where the Loan may be payable), or

                  (iii) impose, modify or deem applicable any reserve
                        requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

                  (iv) impose on any Lender any other condition affecting the Loan or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

            (a) the Lender shall notify the Agent and the Borrower of the happening of such event, and

            (b) the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction; PROVIDED, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under Section 10.

11.3 Nonavailability of Funds. If the Administrative Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for the Loan for any Interest Period, the Administrative Agent shall give notice of such determination to the Borrower. The Borrower and the Administrative Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Administrative Agent are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days of the giving of such determination notice, the Administrative Agent shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Margin plus the cost to the Lenders (as certified by each Lender) of funding the Loan. In the event the state of affairs referred to in this Section 11.3 shall extend beyond the end of the Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Section 6.

11.4 Lender's Certificate Conclusive. A certificate or determination notice of any Lender as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrower.

11.5 Compensation for Losses. Where the Loan or any portion thereof is to be repaid by the Borrower pursuant to this Section 11, the Borrower agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current Interest Period or Periods, if any, but otherwise without penalty or premium.

12. CURRENCY INDEMNITY

12.1 Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement, the Note or any of the Security Documents then the conversion shall be made, in the discretion of the Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Note, the Guaranty and/or any of the Security Documents.

12.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Note and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.

12.3 Additional Debt Due. Any amount due from the Borrower under this Section 12 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note and/or any of the Security Documents.

12.4 Rate of Exchange. The term "rate of exchange" in this Section 12 means the rate at which the Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

13. FEES AND EXPENSES

13.1 Fees. The Borrower shall pay to the Arrangers and the Agents such fees as the parties have agreed pursuant to the Fee Letter.

13.2 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents and the Arrangers for their payment of, the reasonable expenses of the Agents, the Arrangers and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents', the Arrangers' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agents', the Arrangers' and the Lenders' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agents' counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the

Agents, or the Arrangers in connection with this transaction, all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Note and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Note) herein contemplated and to hold the Agents, the Arrangers and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Agents, the Arrangers or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agents, the Arrangers or the Lenders, at their sole discretion, chooses to make such payment).

14. APPLICABLE LAW, JURISDICTION AND WAIVER

14.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

14.2 Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Lenders, the Agents or the Arrangers under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Borrower by mailing or delivering the same by hand to the Borrower at the address indicated for notices in Section 16.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrower to the Lenders, the Agents or the Arrangers) against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrower will advise the Administrative Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

14.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, THE OTHER SECURITY PARTIES, THE ARRANGERS, THE AGENTS AND THE LENDERS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR THE SECURITY DOCUMENTS.

15. THE AGENTS

15.1 Appointment of Agents. Each of the Lenders irrevocably appoints and authorizes the Agents severally each to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the Security Documents as are delegated to such Agent by the terms hereof and thereof, including execution of the Intercreditor Agreement. No Agent nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

15.2 Security Agent as Trustee. Each of the Lenders irrevocably appoints the Security Agent as trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement, the Note or any of the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement, the Note or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with, this Agreement, the Note or the Security Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). The Security Agent hereby accepts such appointment.

15.3 Distribution of Payments. Whenever any payment is received by any Agent from the Borrower or any other Security Party for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, fees under Section 13 or otherwise, it will thereafter cause to be distributed on the same day if received before 11 a.m. New York time, or on the next day if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement.

15.4 Holder of Interest in Note. The Agents may treat each Lender as the holder of all of the interest of such Lender in the Note.

15.5 No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the Note, the Security Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with the Note or any Security Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

15.6 Agents as Lenders. With respect to that portion of the Loan made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall include each Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the other Security Parties as if it were not an Agent.

15.7 Acts of the Agents. Each Agent shall have duties and discretion, and shall act as follows:

            (a) Obligations of the Agents. The obligations of each Agent under this Agreement, under the Note and under the Security Documents are only those expressly set forth herein and therein.

            (b) No Duty to Investigate. No Agent shall at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Note or any Security Document by any Security Party.

            (c) Discretion of the Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, the Note and the Security Documents, unless the Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

            (d) Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement, under the Note or under any Security Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

15.8 Certain Amendments. Neither this Agreement, the Note nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected thereby, (i) reduce the interest rate or extend the time of payment of principal or interest or fees on the Loan, or reduce the principal amount of the Loan or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default or any mandatory repayment of Loan shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 15.8, (iv) amend the definition of Majority Lenders, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its obligations under any Security Document except as expressly provided herein or in such Security Document or (vii) amend any provision relating to the maintenance of collateral under Section 9.5. All amendments approved by the Majority Lenders under this Section 15.8 must be in writing and signed by the Borrower and each of the Lenders. In the event that any Lender is unable to or refuses to sign an amendment approved by the Majority Lenders hereunder, such Lender hereby appoints the Administrative Agent as its Attorney-In-Fact for the purposes of signing such amendment. No provision of this Section 15 or any other provisions relating to the Agents may be modified without the consent of each Agent.

15.9 Assumption re Event of Default. Except as otherwise provided in Section 15.15, each Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless such Agent has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that an Agent shall have been notified by any

Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, such Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Note and under Security Documents as the Majority Lenders shall request in writing.

15.10 Limitations of Liability. Neither any Agent nor any of the Lenders shall be under any liability or responsibility whatsoever:

            (a) to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Security Document;

            (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement, under the Note or under the Security Documents; or

            (c) to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Note, any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

15.11 Indemnification of the Agents. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement, the Note or any Security Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement, the Note or any Security Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

15.12 Consultation with Counsel. Each Agent may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

15.13 Resignation. Any Agent may resign at any time by giving sixty (60) days' written notice thereof to the other Agents, the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 15 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

15.14 Representations of Lenders. Each Lender represents and warrants to each other Lender and each Agent that:

            (a) in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or any Agent; and

            (b) so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

15.15 Notification of Event of Default. Each Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify each Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which such Agent or Lender has actual knowledge.

16. NOTICES AND DEMANDS

16.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrower at the address or telecopy number set forth below and to the Lenders and the Agents at their address and telecopy numbers set forth in Schedule 1 or at such other address or telecopy numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

               If to the Borrower:

               OMI Corporation
               One Station Place
               Stamford, Connecticut 06902
               Telecopy No.: (203) 602-6701
               Attention: Vincent de Sostoa
                          Senior Vice President - Treasurer

17. MISCELLANEOUS

17.1 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Lender, the Agents or the Arrangers to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Lender, the Agents or the Arrangers of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement, the Note or in any Security Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Agreement, unless the context otherwise requires.

17.4 Further Assurances. The Borrower agrees that if this Agreement or any Security Document shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order to more effectively accomplish the purposes of this Agreement, the Note or any Security Document.

17.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Agents, the Arrangers or the Lenders, on the other part, whether written or oral, other than the Fee Letter, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Arrangers, the Agents and/or the Lenders are parties, which alone fully and completely express the agreements between the Security Parties, the Arrangers, the Agents and the Lenders.

17.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement. Subject to Section 15.8, any provision of this Agreement, the Note or any Security Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Administration Agent and the Majority Lenders (and, if the rights or duties of the Security Agent or the Syndication Agent are affected thereby, by such Agent, as applicable). This Agreement may be executed in any number of counterparts, each of will shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. The parties hereto agree that no amendment affecting the rights of the underwriters of the Ship Mortgage Indemnity shall be effective without the prior written consent of such underwriters.

17.7 Indemnification. The Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to indemnify each Lender, each Agent and each Arranger, their respective successors and assigns, and their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, asserted against or incurred by, any Indemnitee as a result of, or arising out of or in any way related to or by reason of, (a) any violation by any Security Party (or any charterer or other operator of any Vessel) of any applicable Environmental Law, (b) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any Security Party (or, after foreclosure, by any Lender, any Agent or any Arranger or any of their respective successors or assigns), (c) the breach of any representation, warranty or covenant set forth in Sections 2.1 (o) or 9.1(j),
(d) the Loan (including the use of the proceeds of the Loan and any claim made for any brokerage commission, fee or compensation from any Person), of (e) the execution, delivery, performance or non-performance of this Agreement, the Note, any Security Document, or any of the documents referred to herein or contemplated hereby (whether or not the Indemnitee is a party thereto). If and to the extent that the obligations of the Security Parties under this Section are unenforceable for any reason, the Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Security Parties under this Section 17.7 shall survive the termination of this Agreement and the repayment to the Lenders of all amounts owing thereto under or in connection herewith.

17.8 Release of Designated Vessel Owner Guaranty. Notwithstanding Section 17.6, Entire Agreement; Amendments, upon the Designated Vessel Acquisition, the Security Agent shall release the Designated Vessel Owner from its Guaranty.

17.9 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

            IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

                                        OMI CORPORATION

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        CHRISTIANIA BANK OG KREDITKASSE ASA,
                                        as Arranger and Administrative Agent

                                        By:___________________________________
                                           Name:
                                           Title:

                                        By:___________________________________
                                           Name:
                                           Title:


                                        DEN NORSKE BANK ASA,
                                        as Arranger and Syndication Agent

                                        By:___________________________________
                                           Name:
                                           Title:


                                        By:___________________________________
                                           Name:
                                           Title:


                                        MEESPIERSON CAPITAL CORP.,
                                        as Arranger and Security Agent

                                        By:___________________________________
                                           Name:
                                           Title:

                                        By:___________________________________
                                           Name:
                                           Title:

                                        The Lenders:

                                        CHRISTIANIA BANK OG KREDITKASSE ASA

                                        By:___________________________________
                                           Name:
                                           Title:

                                        By:___________________________________
                                           Name:
                                           Title:


                                        DEN NORSKE BANK ASA

                                        By:___________________________________
                                           Name:
                                           Title:

                                        By:___________________________________
                                           Name:
                                           Title:


                                        MEESPIERSON CAPITAL CORP.

                                        By:___________________________________
                                           Name:
                                           Title:

                                        By:___________________________________
                                           Name:
                                           Title:

                                        HAMBURGISCHE LANDESBANK - GIROZENTRALE-

                                        By:___________________________________
                                           Name:
                                           Title:


                                        LANDESBANK SCHLESWIG-HOLSTEIN

                                        By:___________________________________
                                           Name:
                                           Title:


                                        DE NATIONALE INVESTERINGSBANK (NA) N.V.

                                        By:___________________________________
                                           Name:
                                           Title:


                                        VEREINS-UND WESTBANK AG

                                        By:___________________________________
                                           Name:
                                           Title:

                              CONSENT AND AGREEMENT

            Each of the undersigned, referred to in the foregoing Loan Agreement as the "Guarantors", hereby consents and agrees to said Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Agreement and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in Sections 2 and 9 of said Agreement to the same extent as if the undersigned were a party to said Agreement, and expressly agrees to the grant of a security interest in favor of the Syndication Agent in the undersigned's accounts pursuant to Section 9.1(s) of said Agreement.

                                        ALMA SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        CAIRO SEA SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        CZANTORIA SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        DANUBE SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer

                                        ISERE SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        LAUREL SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        LIMAR SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        LOIRE SHIPPING LLC
                                        By OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        MENDALA II TRANSPORT, INC.
                                        By OMI Corporation, sole shareholder

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Treasurer

                                        PAGODA SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        PECOS SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SABINE SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SACRAMENTO SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer

                                        SEINE SHIPPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SEVERN SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SHANNON SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________


                                        SOKOLICA SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        SOYANG SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer

                                        TIBER SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        TRENT SHIPPING LLC,
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        TRINIDAD SEA SHIPPING LLC
                                        by OMI Corporation, sole member

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Senior Vice President-Treasurer


                                        UBC CHARTERING LTD.
                                        by OMI Corporation, sole shareholder

                                        By:_____________________________________
                                           Vincent de Sostoa
                                           Treasurer